As filed with the Securities and Exchange Commission on June 5, 2015

File No. 001-36782

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Baxalta Incorporated

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1869689 (I.R.S. employer Identification number)

One Baxter Parkway, Deerfield, Illinois (Address of principal executive offices)	60015 (Zip Code)

224-940-2000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

BAXALTA INCORPORATED

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “Where You Can Find More Information,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Facilities, Manufacturing Capabilities and Operations.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership by Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of Baxalta’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Baxalta’s Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution,” and “Description of Baxalta’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Baxalta’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors, and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Baxter International Inc. and Baxalta Incorporated (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to the Registration Statement on Form 10 of Baxalta Incorporated, filed May 19, 2015).
3.1	Form of Amended and Restated Certificate of Incorporation of Baxalta Incorporated (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement on Form 10 of Baxalta Incorporated, filed May 19, 2015).
3.2	Form of Amended and Restated Bylaws of Baxalta Incorporated (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form 10 of Baxalta Incorporated, filed May 19, 2015).
4.1	Form of Shareholder’s and Registration Rights Agreement by and between Baxter International Inc. and Baxalta Incorporated (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
C 10.1	Form of Severance Agreement (incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
10.2	Form of Transition Services Agreement by and between Baxter International Inc. and Baxalta Incorporated (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
10.3	Form of Tax Matters Agreement by and between Baxter International Inc. and Baxalta Incorporated (incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
10.4	Form of Manufacturing and Supply Agreement by and between Baxter International Inc. and Baxalta Incorporated (incorporated by reference to Exhibit 10.4 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
10.5	Form of Employee Matters Agreement by and between Baxter International Inc. and Baxalta Incorporated (incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
10.6	Form of Trademark License Agreement by and between Baxter International Inc. and Baxalta Incorporated (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
10.7	Form of International Commercial Operations Agreement by and among Baxalta World Trade LLC, Baxalta GmbH, Baxalta Holding B.V., Baxter World Trade Corporation, Baxter Healthcare SA and Baxter Holding B.V. (incorporated by reference to Exhibit 10.7 to Amendment No. 3 to the Registration Statement on Form 10 of Baxalta Incorporated, filed May 19, 2015).
10.8	Form of Long Term Services Agreement by and between Baxter International Inc. and Baxalta Incorporated (incorporated by reference to Exhibit 10.8 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
10.9	Form of Galaxy License Agreement by and among Baxter International Inc., Baxter Healthcare SA and Baxalta Incorporated (incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
C 10.10	Form of Indemnification Agreement for directors and officers (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Registration Statement on Form 10 of Baxalta Incorporated, filed on April 10, 2015).
10.11	Office Lease Agreement between Hub Mid-West LLC and Baxter Healthcare Corporation, dated February 20, 2015 (incorporated by reference to Exhibit 10.11 to Amendment No. 4 to the Registration Statement on Form 10 of Baxalta Incorporated, filed May 29, 2015).

Exhibit Number	Exhibit Description
21.1	Subsidiaries of Baxalta Incorporated (incorporated by reference to Exhibit 21.1 to Amendment No. 3 to the Registration Statement on Form 10 of Baxalta Incorporated, filed May 19, 2015).
99.1	Information Statement of Baxalta Incorporated, preliminary and subject to completion, dated June 5, 2015.*
99.2	Form of Notice of Internet Availability of Information Statement Materials (incorporated by reference to Exhibit 99.2 to Amendment No. 3 to the Registration Statement on Form 10 of Baxalta Incorporated, filed May 19, 2015).

*	Filed herewith.
C	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BAXALTA INCORPORATED

By:	/s/ LUDWIG N. HANTSON
	Name:	Ludwig N. Hantson, Ph.D.
	Title:	Chief Executive Officer

Date: June 5, 2015